EXHIBIT 99

FOR IMMEDIATE RELEASE DATE: JANUARY 29, 2015	CONTACT:	DENNIS WELLS or RON STOWELL (513) 793-3200

LSI INDUSTRIES INC. REPORTS OPERATING RESULTS
FOR THE SECOND QUARTER AND FIRST HALF ENDED DECEMBER 31, 2014,
AND INCREASES REGULAR CASH DIVIDEND

Cincinnati, OH; January 29, 2015 – LSI Industries Inc. (NASDAQ:  LYTS) today:

•	reported second quarter net sales of $84,715,000, an increase of 11% as compared to $76,123,000 in the same period of the prior fiscal year;

•	reported second quarter net income of $1,588,000, or $0.06 per share, an increase of 83% as compared to net income of $870,000, or $0.04 per share, for the same period of the prior fiscal year;

•	reported first half net sales of $163,181,000, an increase of 4% as compared to $156,609,000 in the same period of the prior fiscal year;

•	reported first half net income of $3,115,000, or $0.13 per share, an increase of 14% as compared to net income of $2,735,000, or $0.11 per share, for the same period of the prior fiscal year; and

•	declared a regular quarterly cash dividend of $0.02 per share payable February 17, 2015 to shareholders of record February 10, 2015, an increase in the indicated annual rate from $0.04 to $0.08 per share.

Financial Highlights (In thousands, except per share data; unaudited)	Three Months Ended December 31			Six Months Ended December 31
	2014	2013	% Change	2014	2013	% Change

Net Sales	$84,715	$76,123	11%	$163,181	$156,609	4%

Operating Income Before severance costs
and sale of assets (a)	$3,024	$1,511	100%	$5,780	$4,350	33%
Severance costs	(800)	--	n/m	(800)	--	n/m
(Loss) on sale of assets, net	--	--	n/m	(222)	--	n/m
Operating income as reported	$2,224	$1,511	47%	$4,758	$4,350	9%

Net Income Before severance costs
and sale of assets (a)	$2,105	$870	142%	$3,872	$2,735	42%
Net income as reported	$1,588	$870	83%	$3,115	$2,735	14%

LSI Industries Inc. Fiscal 2015 Second Quarter Results
January 29, 2015

Earnings per share (diluted) Before severance costs and sale of assets (a)	$0.09	$0.04	125%	$0.16	$0.11	45%
Earnings per share as reported	$0.06	$0.04	50%	$0.13	$0.11	18%

	12/31/14	6/30/14
Working Capital	$80,179	$76,788
Total Assets	$173,778	$169,888
Long-Term Debt	$ nil	$ nil
Shareholders' Equity	$140,880	$138,412

(a)
The Company incurred pre-tax severance costs of $800,000 in the second quarter of fiscal 2015.  The Company also sold a manufacturing facility as well as a subsidiary in the first quarter of fiscal 2015, both of which netted to a pre-tax net loss of $222,000.  Operating income before severance costs and sale of assets, net income before severance costs and sale of assets, and earnings per share (diluted) before severance costs and sale of assets are Non-GAAP financial measures.

Management Comments and Outlook

Dennis W. Wells, Chief Executive Officer and President, commented, "Having now had the opportunity to more fully evaluate the lighting, graphics and technology business units that comprise LSI Industries, I am pleased to report that there really is 'opportunity everywhere.'  This statement applies to both reducing costs and expenses as well as implementing programs to drive sales.  My mission is to achieve higher earnings, increase cash dividends and develop shareholder value.

"LSI's operating results for the second quarter were quite good and much improved.  Net sales of $84.7 million increased 11% over the same period of the prior fiscal year.  Similarly, Lighting sales increased over 4%, Graphics over 44% and Electronic Components by nearly 13%.  Net income for the second quarter was up over 82% and diluted earnings per share increased from $0.04 to $0.06.  It should be noted that a one-time severance cost of $800,000 was taken during the most recent quarter in connection with the retirement of Robert J. Ready, the founder and previous CEO of the Company.  Bob did a great job in building LSI Industries for 38 years and my intention is to carry on with that tradition with a strong emphasis on improving profitability.

"Adjusting fiscal 2015 second quarter operating results for severance cost produces non-GAAP net income of $2,105,000 and diluted earnings per share of $0.09 as compared to $870,000 and $0.04 for the second quarter of fiscal 2014.

"During the second quarter just ended, LSI's manufacturing benefited from a Lean Transformation Program, primarily in the production of lighting fixtures, which has improved, and will continue to improve, the Company's gross profit margins.  There is opportunity for substantial continuing improvement here.  Additionally, we are reviewing and taking actions to reduce costs and improve efficiencies through selected work force reductions and replacements, facility consolidations and other cost saving opportunities.

LSI Industries Inc. Fiscal 2015 Second Quarter Results
January 29, 2015

"The outlook is, I believe, very positive as we execute programs designed to increase sales and reduce costs.  This quarter I will be introducing an LSI Business System, a comprehensive company-wide discipline.  Twelve separate profit improvement teams are at work to address individual opportunities.  Having used similar systems, I know the potential and continuous positive impact this program will have.  The fundamental strategy of "Lighting + Graphics + Technology = Complete Image Solution" that differentiates LSI is solid, but needs to be better promoted and developed.  I recognize the need to add seasoned executives to the team.  We recently hired John Bagwell as President, LSI Technology Division, and will be hiring a Chief Technology Officer and an Executive Vice President for Human Resources and the LSI Business System.  LSI's LED position continues to grow with about 60% of lighting sales in the second quarter attributed to this technology.  New LED product introductions will be ongoing.

"The general business environment and outlook are supportive for LSI's lighting, graphics and technology products.  Market indicators are encouraging for our niche and commercial/industrial markets for re-imaging, refurbishment and new construction opportunities.

"In summary, I like what I see at LSI Industries.  Now my most important job is to increase profits through sales growth, better manufacturing efficiencies and close control of expenses."

Second Quarter Fiscal 2015 Results

Net sales in the second quarter of fiscal 2015 were $84,715,000, an increase of 11% as compared to last year's second quarter net sales of $76,123,000.  Lighting Segment net sales increased 4.3% to $59,848,000, Graphics Segment net sales increased 44.7% to $18,740,000, Electronic Components Segment net sales increased 12.9% to $4,598,000 and All Other Category net sales decreased 10.9% to $1,529,000.  In the second quarter of fiscal 2015 the Company recorded $800,000 of pre-tax severance costs, with no comparable expense in the second quarter of fiscal 2014.  The fiscal 2015 second quarter net income of $1,588,000, or $0.06 per share, increased 82.5% from fiscal 2014 second quarter net income of $870,000, or $0.04 per share.  Earnings per share represents diluted earnings per share.

First Half Fiscal 2015 Results

Net sales in the first half of fiscal 2015 were $163,181,000, an increase of 4% as compared to last year's first half net sales of $156,609,000.  Lighting Segment net sales decreased 0.4% to $116,369,000, Graphics Segment net sales increased 20.7% to $32,551,000, Electronic Components Segment net sales increased 14.5% to $10,478,000 and All Other Category net sales increased 3.8% to $3,783,000.  In the first half of fiscal 2015 the Company recorded $800,000 of pre-tax severance costs, with no comparable expense in the first half of fiscal 2014.  Also in the first half of fiscal 2015 the Company recorded a $343,000 pre-tax gain on the sale of a manufacturing facility in the Graphics Segment, sold a subsidiary in the All Other Category for $1,928,000 and recorded a pre-tax loss of $565,000 in Corporate Administrative expenses, and recorded a $101,000 income tax benefit related to the utilization of a portion of this long-term capital loss, all with no comparable items in the first half of fiscal 2014.  The fiscal 2015 first half net income of $3,115,000, or $0.13 per share, increased 13.9% from fiscal 2014 first half net income of $2,735,000, or $0.11 per share.  Earnings per share represents diluted earnings per share.

LSI Industries Inc. Fiscal 2015 Second Quarter Results
January 29, 2015

Balance Sheet

The balance sheet at December 31, 2014 included current assets of $110.9 million, current liabilities of $30.8 million and working capital of $80.2 million, which includes cash of $18.1 million.  The current ratio was 3.6 to 1.  The Company has shareholders' equity of $140.9 million, no long-term debt, and borrowing capacity on its commercial bank facility as of December 31, 2014 of $30.0 million.  With continued strong cash flow, a sound and conservatively capitalized balance sheet, and $30 million in credit facilities, LSI Industries believes its financial condition is sound and capable of supporting the Company's planned growth, including acquisitions, if any.

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.02 per share payable February 17, 2015 to shareholders of record as of February 10, 2015.  The indicated annual cash dividend rate is now $0.08 per share, up from the previous $0.04 per share indicated annual rate.  The Board of Directors has adopted a policy regarding dividends which indicates that dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings, cash flow requirements, financial condition, debt levels, stock repurchases, future business developments and opportunities, and other factors deemed relevant.

Non-GAAP Financial Measures

This press release includes adjustments to GAAP net income for the three and six month periods ended December 31, 2014.  Adjusted net income and earnings per share, which excludes the impact of severance costs, the sale of a manufacturing facility, the sale of a subsidiary, and the tax benefit of utilization of a portion of the related long-term capital loss are non-GAAP financial measures.  We believe that it is useful as a supplemental measure in assessing the operating performance of our business.  This measure is used by our management, including our chief operating decision maker, to evaluate business results.  We exclude these non-recurring items because they are not representative of the ongoing results of operations of our business.  Below is a reconciliation of this non-GAAP measurement to the net income reported for the periods indicated.

(in thousands, except per share data; unaudited)	Second Quarter
	FY 2015	Diluted EPS	FY 2014	Diluted EPS
Reconciliation of net income to adjusted net income:
Net income and earnings
per share as reported	$1,588	$0.06	$870	$0.04

Adjustment for severance costs,
inclusive of the income tax effect	517	0.02	--	--

Adjusted net income and earnings
per share	$2,105	$0.09	$870	$0.04

LSI Industries Inc. Fiscal 2015 Second Quarter Results
January 29, 2015

(in thousands, except per share data; unaudited)	First Half
	FY 2015	Diluted EPS	FY 2014	Diluted EPS
Reconciliation of net income to adjusted net income:
Net income and earnings
per share as reported	$3,115	$0.13	$2,735	$0.11

Adjustment for severance costs,
inclusive of the income tax effect	517	0.02	--	--

Adjustment for the gain on the
sale of a manufacturing facility,
inclusive of the income tax effect	(224)	(0.01)	--	--

Adjustment for the loss on sale of a
subsidiary	565	0.02	--	--

Income tax effect of utilization of a
long-term capital loss	(101)	0.00	--	--

Adjusted net income and earnings
per share	$3,872	$0.16	$2,735	$0.11

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "expects," "intends," "believes," "seeks," "may," "will," "should" or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, the results of asset impairment assessments, the Company's ability to maintain an effective system of internal control over financial reporting, our ability to remediate any material weaknesses in our internal control over financial reporting and the other risk factors that are identified herein.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

LSI Industries Inc. Fiscal 2015 Second Quarter Results
January 29, 2015

About the Company

Leadership.  Strength.  Innovation.  These are the key values upon which LSI Industries Inc. was founded in 1976.  Today LSI demonstrates these values in our dedication to advancing technology throughout all aspects of our business.  From product solutions to production techniques, we are committed to American innovation through technology.  The fundamental core strategy of LSI Industries is "Lighting + Graphics + Technology = Complete Image Solution."

We are a vertically integrated manufacturer which combines technology, design and manufacturing to produce efficient, high quality lighting and graphics products.  We are dedicated to advancing solid-state LED technology to make affordable, high performance, energy efficient lighting and custom graphic products that provide value to our customers.  We offer design support, engineering, installation and project management for custom lighting and graphics rollout programs for the retail environment.

Our major markets include commercial / industrial lighting, petroleum / convenience store and multi-site retail (including automobile dealerships, restaurants and national retail accounts).

For further information, contact either Dennis Wells, Chief Executive Officer and President, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note:    Today's news release, along with past releases from LSI Industries, is available on the Company's internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.

LSI Industries Inc. Fiscal 2015 Second Quarter Results
January 29, 2015

Condensed Consolidated Statements of Operations

	Three Months Ended December 31		Six Months Ended December 31
(in thousands, except per share data; unaudited)	2014	2013	2014	2013

Net sales	$84,715	$76,123	$163,181	$156,609

Cost of products and services sold	64,160	59,366	124,018	120,730

Gross profit	20,555	16,757	39,163	35,879

Selling and administrative expenses	18,331	15,246	34,405	31,529

Operating income	2,224	1,511	4,758	4,350

Interest expense, net	6	12	14	24

Income before income taxes	2,218	1,499	4,744	4,326

Income tax expense (benefit)	630	629	1,629	1,591

Net income	$1,588	$870	$3,115	$2,735

Income (loss) per common share
Basic	$0.06	$0.04	$0.13	$0.11
Diluted	$0.06	$0.04	$0.13	$0.11

Weighted average common shares outstanding
Basic	24,449	24,373	24,442	24,363
Diluted	24,507	24,627	24,506	24,530

Condensed Consolidated Balance Sheets
(in thousands, unaudited)	December 31,	June 30,
	2014	2014
Current Assets	$110,946	$106,077
Property, Plant and Equipment, net	44,332	44,282
Other Assets	18,500	19,529
	$173,778	$169,888

Current Liabilities	$30,767	$29,289
Long-Term Debt	--	--
Other Long-Term Liabilities	2,131	2,187
Shareholders' Equity	140,880	138,412
	$173,778	$169,888